BRAZE DELIVERS FOURTH STRAIGHT QUARTER OF ORGANIC REVENUE GROWTH ACCELERATION

Realizes 30% reported and 27% organic year-over-year revenue growth in the fiscal first quarter of 2027

Trailing twelve month dollar-based net retention rises to 110% in the first quarter of 2027

NEW YORK -- (BUSINESSWIRE) -- May 27, 2026 -- Braze (Nasdaq: BRZE) the leading customer engagement platform that empowers brands to Be Absolutely EngagingTM, today announced results for its fiscal quarter ended April 30, 2026.
“We are off to a strong start in fiscal year 2027, delivering the fourth straight quarter of organic revenue acceleration, driven by strong demand for our AI-powered customer engagement platform,” said Bill Magnuson, cofounder and CEO of Braze. “The strong market momentum we experienced at the end of fiscal year 2026 carried directly into this quarter. Our AI solutions, including BrazeAI Operator™, BrazeAI Agent Console™, and BrazeAI Decisioning Studio™ are already delivering measurable results for customers. The world's leading brands are increasingly looking to transform their businesses through our platform as they deepen their direct-to-consumer relationships and build their futures on Braze. The strength of our results validates our product leadership, go-to-market approach, and financial strategy, positioning Braze to become the global standard for customer engagement.”

Fiscal First Quarter 2027 Financial Highlights

•Revenue was $211.0 million compared to $162.1 million in the first quarter of the fiscal year ended January 31, 2026, up 30.2% year-over-year, driven primarily by new customers, upsells, and renewals.
•Subscription revenue in the quarter was $195.2 million compared to $154.9 million in the first quarter of the fiscal year ended January 31, 2026, and professional services and other revenue was $15.8 million compared to $7.2 million in the first quarter of the fiscal year ended January 31, 2026.
•Remaining performance obligations as of April 30, 2026 were $1,079.2 million, of which $670.3 million is current, which the company defines as less than one year.
•GAAP gross margin was 65.7% compared to 68.6% in the first quarter of the fiscal year ended January 31, 2026.
•Non-GAAP gross margin was 67.4% compared to 69.3% in the first quarter of the fiscal year ended January 31, 2026.
•Dollar-based net retention for all customers for the trailing 12 months ended April 30, 2026 and April 30, 2025 was 110% and 109%, respectively; dollar-based net retention for customers with annual recurring revenue (ARR) of $500,000 or more was 111% compared to 112% in the first quarter of the fiscal year ended January 31, 2026.
•Total customers increased to 2,713 as of April 30, 2026 from 2,342 as of April 30, 2025; 349 of the company’s customers had ARR of $500,000 or more as of April 30, 2026, compared to 262 customers as of April 30, 2025.
•GAAP operating loss was $27.5 million compared to an operating loss of $40.2 million in the first quarter of the fiscal year ended January 31, 2026. A primary contributor to the operating loss in the quarter included $33.6 million of stock-based compensation expense.
•Non-GAAP operating income was $10.5 million compared to non-GAAP operating income of $2.8 million in the first quarter of the fiscal year ended January 31, 2026.

•GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.24 based on 110.8 million weighted average shares outstanding in the first quarter of the fiscal year ending January 31, 2027, compared to GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.34, based on 104.6 million weighted average shares outstanding in the first quarter of the fiscal year ended January 31, 2026.
•Non-GAAP net income per share attributable to Braze common stockholders, diluted, was $0.10 based on 112.9 million weighted average shares outstanding in the first quarter of the fiscal year ending January 31, 2027, compared to non-GAAP net income per share attributable to Braze common stockholders, diluted, of $0.07 based on 108.0 million weighted average shares outstanding in the first quarter of the fiscal year ended January 31, 2026.
•Net cash provided by operating activities was $28.1 million compared to net cash provided by operating activities of $24.1 million in the first quarter of the fiscal year ended January 31, 2026.
•Free cash flow was $26.8 million compared to $22.9 million in the first quarter of the fiscal year ended January 31, 2026.
•Total cash and cash equivalents, restricted cash, and marketable securities was $391.5 million as of April 30, 2026 compared to $415.9 million as of January 31, 2026.

Business Highlights

•Notable new business wins and existing customer expansions in the quarter included Bondora Group, ClassPass, Denny’s, Deuna, Kueski, NRMA, Regal Cinemas, Salomon, and Subway.
•Hosted nearly 1,200 in-person attendees at City x City London, Braze’s largest gathering of prospects and customers outside of the U.S., for an event centered on shaping the future of AI-driven customer engagement.
•Released the Forrester Total Economic Impact™ Of Braze study* which examines the combined business impact of the Braze platform and BrazeAI Decisioning Studio™ and finds that a composite organization using the Braze platform achieved an estimated 457% return on investment over three years, with a net present value of $23.5 million and payback in less than six months.

Innovations

•Announced Braze Creative Studio, including new integrations with Figma and Canva, which connect creative execution with real-time data, intelligence, and cross-channel delivery, thus enabling brands to transform generic assets into relevant, memorable brand experiences.
•Made BrazeAI Operator™ generally available months ahead of schedule. Operator is a companion that provides a unified experience for accessing AI to build campaigns, uncover data insights, answer questions and greatly simplify execution. Amplified with a major public launch at City x City London in April, including new innovations added since general availability such as a unified experience to access AI while creating or modifying campaigns, with additional enhancements currently in beta.
•Made BrazeAI Agent Console™ generally available months ahead of schedule, and launched to the public at City x City London in April. Agent Console brings the power of generative and agentic AI directly into Braze Canvas and Catalogs. Additional innovation introduced after general availability includes enabling automated agents to run personalized campaigns and manage two-way customer engagement to drive ROI, with much more to come in beta.

Management Team Updates

•Chris Lal joined the company as General Counsel on May 15, 2026 to lead global legal, strategic and governance matters, including intellectual property, privacy, commercial, corporate, employment and responsible-AI initiatives. Mr. Lal brings deep experience both as a business leader and a corporate and securities attorney, having led legal functions at companies across data analytics, technology, e-commerce and retail.
•Nick Rockwell will join the company as Chief Information Officer to lead compliance, data governance, AI transformation, enterprise business data flows, and corporate IT initiatives effective June 1, 2026. Mr.

Rockwell brings extensive experience across media, publishing and technology organizations, building digital products for mass audiences.
•The company appointed Pankaj Malik, currently Chief Accounting Officer, as its Interim Chief Financial Officer effective May 29, 2026. Mr. Malik has led the Braze accounting department since 2021.

Financial Outlook

Braze is initiating guidance for the fiscal second quarter ending July 31, 2026, and updating guidance for the fiscal year ending January 31, 2027.

Metric (in millions, except per share amounts)	FY 2027 Q2 Guidance	FY 2027 Guidance
Revenue	$219.5 - 220.5	$895.0 - 899.0
Non-GAAP operating income	$17.0 - 18.0	$70.0 - 74.0
Non-GAAP net income	$17.0 - 18.0	$70.0 - 74.0
Non-GAAP net income per share, diluted	$0.15 - 0.16	$0.61 - 0.65
Weighted average common shares used in computing non-GAAP net income per share, diluted	~114.0	~114.0

Braze has not reconciled its guidance as to non-GAAP operating income, non-GAAP net income or non-GAAP net income per share, diluted, to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Braze’s stock price. Accordingly, reconciliations are not available without unreasonable effort, although it is important to note that these factors could be material to Braze’s results calculated in accordance with GAAP.

Conference Call Information

What: Braze Fiscal First Quarter 2027 Financial Results Conference Call
When: Wednesday, May 27th at 4:30 pm EDT / 1:30 pm PDT
Webcast & Supplemental Data: investors.braze.com
Replay: A webcast replay will be available on Braze’s investor site at investors.braze.com.

Supplemental and Other Financial Information

Supplemental information, including an accompanying financial presentation and other information can be accessed through Braze’s investor website at investors.braze.com.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, basic and diluted, and non-GAAP free cash flow. Braze defines non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) as the respective GAAP balances, adjusted for stock-based compensation expense, employer taxes related to stock-based compensation, charitable contribution expense, acquisition-related expense, and amortization of intangible assets. Braze defines non-GAAP free cash flow as net cash provided by (used in) operating activities, minus purchases of property and equipment and minus capitalized internal-use software costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Braze uses this non-GAAP financial information internally in analyzing its financial results and believes that this non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), and may be different from similarly titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Braze’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by Braze’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Braze encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly and fiscal year financial results, including this press release, and not to rely on any single financial measure to evaluate Braze’s business.

Definition of Other Business Metrics

Customer: Braze defines a customer, as of period end, as the separate and distinct, ultimate parent-level entity that has an active subscription with Braze to use its products. A single organization could have multiple distinct contracting divisions or subsidiaries, all of which together would be considered a single customer.

Annual Recurring Revenue (ARR): Braze defines ARR as the annualized value of customer subscription contracts, including certain premium professional services that are subject to contractual subscription terms, as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms (including contracts for which Braze is negotiating a renewal). Braze’s calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction or dissatisfaction with Braze’s products and professional services, pricing, competitive offerings, economic conditions or overall changes in Braze’s customers’ spending levels. ARR should be viewed independently of revenue and does not represent Braze’s GAAP revenue on an annualized basis or a forecast of revenue, as it is an operating metric that can be impacted by contract start and end dates and renewal rates.

Dollar-Based Net Retention Rate: Braze calculates dollar-based net retention rate as of a period end by starting with the ARR from a cohort of customers as of 12 months prior to such period-end (the Prior Period ARR). Braze then calculates the ARR from the same cohort of customers as of the end of the current period (the Current Period ARR). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers in the current period. Braze then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. Braze then calculates the weighted average point-in-time dollar-based net retention rates as of the last day of each month in the current trailing 12-month period to arrive at the dollar-based net retention rate.

Organic Revenue: Braze defines organic revenue as total GAAP revenue, less GAAP revenue generated from business units acquired within the prior 12 months.

Remaining Performance Obligations: The transaction price allocated to remaining performance obligations represents amounts under non-cancelable contracts expected to be recognized as revenue in future periods, and may be influenced by several factors, including seasonality, the timing of renewals, the timing of service delivery and contract terms. Unbilled portions of the remaining performance obligation are subject to future economic risks including bankruptcies, regulatory changes and other market factors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Braze’s financial outlook for the second quarter of and the full fiscal year ending January 31, 2027, the anticipated performance of and customer value from its products and features, including its BrazeAI products and features, and its future business strategies and plans. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” “might,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on Braze’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Braze’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) the extent to which Braze achieves anticipated financial targets; (2) Braze’s ability to realize its broader strategic and operating objectives; (3) unstable market and economic conditions may have serious adverse consequences on Braze’s business, financial condition and share price; (4) Braze’s recent rapid revenue growth may not be indicative of its future revenue growth; (5) Braze’s history of operating losses; (6) Braze’s limited operating history at its current scale; (7) Braze’s ability to successfully manage its growth; (8) the accuracy of estimates of market opportunity and forecasts of market growth and the impact of global and domestic socioeconomic events on Braze’s business; (9) Braze’s ability and the ability of its platform to adapt and respond to changing customer or consumer needs, requirements or preferences; (10) Braze’s ability to attract new customers and renew existing customers; (11) the competitive markets in which Braze participates and the intense competition that it faces; (12) Braze’s ability to adapt and respond effectively to rapidly changing technology, evolving cybersecurity and data privacy risks, evolving industry standards or changing regulations; and (13) Braze’s reliance on third-party providers of cloud-based infrastructure; as well as other risks and uncertainties discussed in the “Risk Factors” section of Braze’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 25, 2026 and other subsequent filings Braze makes with the SEC from time to time, including Braze’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2026, that will be filed with the SEC. The forward-looking statements included in this press release represent Braze’s views only as of the date of this press release and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

Third Party Reports

*The Total Economic Impact™ Of Braze, a commissioned study conducted by Forrester Consulting on behalf of Braze, April 2026. Results are based on a three-year composite organization representative of interviewed customers.

Operational Data

Operational and other internal data included in this press release is approximate and is based on various assumptions. This data is tracked with internal systems and tools that are not independently verified by any third party, and is accordingly subject to adjustment. The methodology underlying the data included in this press release may vary from prior years and prior year results may not be directly comparable to current results.

About Braze

Braze is the leading customer engagement platform that empowers brands to Be Absolutely Engaging™. Braze helps brands deliver great customer experiences that drive value both for consumers and for their businesses. Built on a foundation of composable intelligence, BrazeAI™ allows marketers to combine and activate AI agents, models, and features at every touchpoint throughout the Braze Customer Engagement Platform for smarter, faster, and more meaningful customer engagement. From cross-channel messaging and journey orchestration to Al-powered decisioning and optimization, Braze enables companies to turn action into interaction through autonomous, 1:1 personalized experiences. The company has been consistently recognized as a Leader in marketing technology by industry analysts, and was named a G2 “Best of Marketing and Digital Advertising Software Product” in 2026. Braze was also named a 2026 Best Places to Work by Built In, a 2025 America’s Greenest Companies by Newsweek, and a 2025 Fortune Best Workplace in Technology™ by Great Place To Work®. The company is headquartered in New York with 15 offices across the Americas, EMEA, and APAC. Learn more at braze.com.

Braze uses its Investor website at investors.braze.com as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor its investor relations website in addition to following its press releases, blog posts on its website (braze.com), SEC filings and public conference calls and webcasts.

Selected Financial Data

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended April 30,
	2026	2025

Revenue	$210,999	$162,059
Cost of revenue (1)(2)(5)	72,336	50,857
Gross Profit	138,663	111,202

Operating expenses:
Sales and marketing (1)(2)(5)	89,188	74,127
Research and development (1)(2)	46,100	36,797
General and administrative (1)(2)(3)(4)(5)	30,889	40,500
Total operating expenses	166,177	151,424
Loss from operations	(27,514)	(40,222)
Other income, net	3,450	5,652
Loss before provision for income taxes	(24,064)	(34,570)
Provision for income taxes	1,428	1,071
Net loss	(25,492)	(35,641)
Net income (loss) attributable to redeemable non-controlling interest	1,099	145
Net loss attributable to Braze, Inc.	$(26,591)	$(35,786)

Net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.24)	$(0.34)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	110,797	104,572

(1) Includes stock-based compensation as follows:

	Three Months Ended April 30,
	2026	2025
Cost of revenue	$1,206	$1,077
Sales and marketing	10,584	10,011
Research and development	14,640	11,336
General and administrative	7,171	7,975
Total stock-based compensation expense	$33,601	$30,399

(2) Includes employer taxes related to stock-based compensation as follows:

	Three Months Ended April 30,
	2026	2025
Cost of revenue	$31	$60
Sales and marketing	193	413
Research and development	307	744
General and administrative	139	213
Total employer taxes related to stock-based compensation expense	$670	$1,430

(3) Includes 1% Pledge charitable donation expense as follows:

	Three Months Ended April 30,
	2026	2025
General and administrative	$500	$1,109

(4) Includes acquisition related expense as follows:

	Three Months Ended April 30,
	2026	2025
General and administrative	$172	$10,020

(5) Includes amortization of intangible assets acquired in the acquisition expense as follows:

	Three Months Ended April 30,
	2026	2025
Cost of revenue	$2,362	$—
Sales and marketing	600	—
General and administrative	78	101
Total amortization of intangible assets	$3,040	$101

BRAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	April 30, 2026	January 31, 2026
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$145,289	$124,342
Restricted cash, current	566	566
Accounts receivable, net of allowance of $1,808 and $1,934, respectively	118,471	122,350
Marketable securities	242,232	287,580
Prepaid expenses and other current assets	40,117	33,088
Total current assets	546,675	567,926
Restricted cash, noncurrent	3,430	3,430
Property and equipment, net	42,426	43,517
Operating lease right-of-use assets	70,591	72,011
Deferred contract costs	103,755	100,738
Goodwill	262,120	261,857
Intangible assets, net	58,447	61,487
Other assets	3,595	2,791
TOTAL ASSETS	$1,091,039	$1,113,757
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,607	$1,562
Accrued expenses and other current liabilities	73,579	95,023
Deferred revenue	342,519	304,560
Operating lease liabilities, current	19,775	19,269
Total current liabilities	441,480	420,414
Operating lease liabilities, noncurrent	61,681	63,385
Other long-term liabilities	4,717	5,802
TOTAL LIABILITIES	507,878	489,601
COMMITMENTS AND CONTINGENCIES (Note 13)
Redeemable non-controlling interest (Note 4)	1,488	389
STOCKHOLDERS’ EQUITY
Class A common stock, $0.0001 par value; 2,000,000,000 and 2,000,000,000 shares authorized as of April 30, 2026 and January 31, 2026, respectively; 111,783,711 and 112,770,651 shares issued and outstanding as of April 30, 2026 and January 31, 2026, respectively	11	11
Additional paid-in capital	1,325,959	1,340,091
Accumulated other comprehensive income (loss)	417	1,788
Accumulated deficit	(744,714)	(718,123)
TOTAL STOCKHOLDERS’ EQUITY	581,673	623,767
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY	$1,091,039	$1,113,757

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended April 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (including amounts attributable to redeemable non-controlling interests)	$(25,492)	$(35,641)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	35,804	30,643
Amortization of deferred contract costs	12,280	9,421
Depreciation and amortization	6,284	2,606
Provision for credit losses	(78)	232
Value of common stock donated to charity	500	1,109
Accretion of discount on marketable securities	(78)	(399)
Non-cash foreign exchange (gain) loss	288	227
Deferred tax asset	(263)	—
Other	6	9
Changes in operating assets and liabilities:
Accounts receivable	3,848	9,108
Prepaid expenses and other current assets	(6,961)	3,147
Deferred contract costs	(15,342)	(11,870)
ROU assets and liabilities	273	(410)
Other assets	(805)	(403)
Accounts payable	3,833	(978)
Accrued expenses and other current liabilities	(20,889)	(7,203)
Deferred revenue	38,211	24,547
Other long-term liabilities	(3,293)	(1)
Net cash provided by operating activities	28,126	24,144
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(108)	(217)
Capitalized internal-use software costs	(1,227)	(1,055)
Purchases of marketable securities	(26,662)	(52,364)
Maturities of marketable securities	35,870	63,215
Return of principal on marketable securities	34,923	113,258
Net cash provided by investing activities	42,796	122,837
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of common stock options	310	605
Repurchase of common stock	(50,000)	—
Net cash provided by/(used in) financing activities	(49,690)	605
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(285)	851
Net change in cash, cash equivalents, and restricted cash	20,947	148,437
Cash, cash equivalents, and restricted cash, beginning of period	128,338	83,592
Cash, cash equivalents, and restricted cash, end of period	$149,285	$232,029

BRAZE, INC.
U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS
(in thousands, except per share amounts)

The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

Reconciliation of GAAP to Non-GAAP Gross Margin	Three Months Ended April 30,
	2026	2025

Gross profit	$138,663	$111,202
Plus:
Stock-based compensation expense	1,206	1,077
Employer taxes related to stock-based compensation expense	31	60
Amortization of intangibles expense	2,362	—
Non-GAAP gross profit	$142,262	$112,339
GAAP gross margin	65.7%	68.6%
Non-GAAP gross margin	67.4%	69.3%

Reconciliation of GAAP to Non-GAAP Operating Expenses	Three Months Ended April 30,
	2026	2025

GAAP sales and marketing expense	$89,188	$74,127
Less:
Stock-based compensation expense	10,584	10,011
Employer taxes related to stock-based compensation expense	193	413
Amortization of intangibles expense	600	—
Non-GAAP sales and marketing expense	$77,811	$63,703

GAAP research and development expense	$46,100	$36,797
Less:
Stock-based compensation expense	14,640	11,336
Employer taxes related to stock-based compensation expense	307	744
Non-GAAP research and development expense	$31,153	$24,717

GAAP general and administrative expense	$30,889	$40,500
Less:
Stock-based compensation expense	7,171	7,975
Employer taxes related to stock-based compensation expense	139	213
1% Pledge charitable contribution expense	500	1,109
Acquisition related expense	172	10,020
Amortization of intangibles expense	78	101
Non-GAAP general and administrative expense	$22,829	$21,082

Reconciliation of GAAP to Non-GAAP Operating Income	Three Months Ended April 30,
	2026	2025

Loss from operations	$(27,514)	$(40,222)
Plus:
Stock-based compensation expense	33,601	30,399
Employer taxes related to stock-based compensation expense	670	1,430
1% Pledge charitable contribution expense	500	1,109
Acquisition related expense	172	10,020
Amortization of intangibles expense	3,040	101
Non-GAAP income from operations	$10,469	$2,837
GAAP operating margin	(13.0)%	(24.8)%
Non-GAAP operating margin	5.0%	1.8%

Reconciliation of GAAP to Non-GAAP Net Income	Three Months Ended April 30,
	2026	2025

Net loss attributable to Braze, Inc.	$(26,591)	$(35,786)
Plus:
Stock-based compensation expense	33,601	30,399
Employer taxes related to stock-based compensation expense	670	1,430
1% Pledge charitable contribution expense	500	1,109
Acquisition related expense	172	10,020
Amortization of intangibles expense	3,040	101
Non-GAAP net income attributable to Braze, Inc. (1)	$11,392	$7,273

Non-GAAP net income per share attributable to Braze, Inc. common stockholders, basic	$0.10	$0.07
Non-GAAP net income per share attributable to Braze, Inc. common stockholders, diluted	$0.10	$0.07
Weighted-average shares used to compute net income per share attributable to Braze, Inc. common stockholders, basic	110,797	104,572
Weighted-average shares used to compute net income per share attributable to Braze, Inc. common stockholders, diluted	112,862	107,977

(1) Assumes no non-GAAP tax expenses associated with the non-GAAP adjustment. While the Company generated non-GAAP operating income during the fiscal year ended January 31, 2026, the Company has available deferred tax assets sufficient to offset such non-GAAP tax expense.

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow	Three Months Ended April 30,
	2026	2025

Net cash provided by operating activities	$28,126	$24,144
Less:
Purchases of property and equipment	(108)	(217)
Capitalized internal-use software costs	(1,227)	(1,055)
Non-GAAP free cash flow	$26,791	$22,872

Contact Information

Investors:
Christopher Ferris
IR@braze.com
(609) 964-0585

Media:
Steve Ballerini
Press@braze.com

Source: Braze, Inc.

Braze is a registered trademark of Braze, Inc.
All product and company names herein may be trademarks of their registered owners.